UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016

Grow Condos, Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-53548 (Commission File Number)	86-0970023 (IRS Employer I.D. No.)

722 W. Dutton Road
Eagle Point, Oregon 97524
Tel:  541-879-0504

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant's executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement.

As of April 15, 2016 the Registrant entered into two agreements with Tangiers Global, LLC, a Wyoming limited liability company ("Tangiers"), an Investment Agreement (the "IA") and a Registration Rights Agreement (the "RRA").  The two agreements are filed as exhibits to this report and the following summary is qualified in its entirety by reference to such exhibits.

The agreements require the Registrant to file a registration statement for the common stock underlying the IA. Subject to various limitations set forth in the IA, Tangiers, after effectiveness of such registration statement, is required to purchase up to $5,000,000 worth of the Registrant's common stock at a price equal to 82.5% of the market price as determined under the IA (prior five trading days).  The IA provides for volume limitations on the amount of shares that Tangiers must purchase at any time and provides that the Registrant will be paid for the common stock from 5 to 7 days from the put notice to Tangiers.

Any funds realized through the IA will be used by the Registrant as working capital for its operations

Item 9.01 Financial Statements and Exhibits

Financial Information

None

Exhibits:

10.1 Investment Agreement, dated as of April 15, 2016, between the Registrant and Tangiers.

10.2 Registration Rights Agreement, dated as of April 16, 2016, between the Registrant and Tangiers.

.
SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grow Condos, Inc.

Dated: April 18, 2016	By:	/s/ Joann Z. Cleckner
Joann Z. Cleckner, CFO